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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                                     OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) November 9, 1998



                         COMMISSION FILE NUMBER: 0-21696


                           ARIAD PHARMACEUTICALS, INC.
             (Exact name of Registrant as specified in its charter)


            DELAWARE                                      22-3106987
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)



              26 LANDSDOWNE STREET, CAMBRIDGE, MASSACHUSETTS 02139
               (Address of principal executive offices)(Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (617) 494-0400

               Former Name, Former Address and Former Fiscal Year,
                  If Changed Since Last Report: Not Applicable

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ITEM 5.   OTHER EVENTS

          On November 12, 1998, ARIAD Pharmaceuticals, Inc. (the "Company") announced that it had completed a private placement of 5,000 shares of Series C Convertible Preferred Stock ("Series C Stock") to a group of institutional investors (the "Investors") and received proceeds of approximately $5,000,000. Promethean Investment Group, L.L.C., a New York based fund management group, advised the investors in the transaction.

          Each share of Series C Stock has a stated value of $1,000, plus an accrual amount equal to 5% per annum, and is convertible into common stock of the Company beginning on a date approximately three months after the initial closing, subject to acceleration in certain instances (the "Convertibility Date") at a conversion price equal to the lower of a variable conversion price (the "Variable Price") or a maximum conversion price (the "Maximum Price"). Subject to certain adjustments, the Variable Price for any given conversion will be based on the average of the four lowest closing bid prices for the common stock during the 22 trading days preceding the date of conversion. Subject to certain adjustments, the Maximum Price for all conversions will be 120% of the Variable Price at a date to be selected by the Company on or prior to the Convertibility Date.

          Under the Securities Purchase Agreement, dated as of November 9, 1998, between the Company and the Investors (the "Purchase Agreement"), subject to certain conditions and limitations, the Company will be required to sell and the Investors will be required to purchase an additional aggregate of up to 5,000 shares of Series C Stock no later than the Convertibility Date. Also under the Purchase Agreement, the Investors will have the right, commencing approximately seven months after the Convertibility Date, to purchase one additional share of Series C Stock for each share then held by such Investor and each share that had been converted prior to such time at the Maximum Price, if any, up to an aggregate of 10,000 shares of Series C Stock. The Purchase Agreement further provides that, during a six-month period commencing approximately seven months after the Convertibility Date and subject to certain conditions, the Company will have the right to require the Investors to purchase up to an aggregate of 5,000 additional shares of Series C Stock. Under certain circumstances and at certain prices, the Company may elect to redeem any shares of Series C Stock that are presented for conversion.

          The offer and sale of the Series C Stock was made pursuant to Regulation D of the Securities Act of 1933, as amended (the "Act"), and was therefore exempt from registration under the Act. The Company has agreed to register for resale the shares of common stock issuable upon conversion of the Series C Stock.


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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a)   Not applicable.

          (b)   Not applicable.

          (c)   Exhibits.

                Exhibit
                Number     Description
                -------    -----------

                4.1 Securities Purchase Agreement, dated November 9, 1998, by and between the Company and the Buyers named therein.

                4.2 Registration Rights Agreement, dated November 9, 1998, by and between the Company and the Buyers named therein.

                4.3 Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of ARIAD Pharmaceuticals, Inc. filed with the Office of the Secretary of State of the State of Delaware on November 9, 1998.

                99.1       Press Release dated November 12, 1998.


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                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              ARIAD Pharmaceuticals, Inc.

Date: November 12, 1998                       By: /s/ Jay R. LaMarche
                                                  ----------------------------
                                                  Executive Vice President and
                                                  Chief Financial Officer


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                                  EXHIBIT INDEX



Exhibit
Number      Description
-------     -----------

4.1 Securities Purchase Agreement, dated November 9, 1998, by and between the Company and the Buyers named therein.

4.2 Registration Rights Agreement, dated November 9, 1998, by and between the Company and the Buyers named therein.

4.3 Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of ARIAD Pharmaceuticals, Inc. filed with the Office of the Secretary of State of the State of Delaware on November 9, 1998.

99.1        Press Release dated November 12, 1998.